UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

PARKERVISION, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PARKERVISION, INC.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256
___________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 2, 2012
___________

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of ParkerVision, Inc. (the “Company”) will be held on Tuesday, October 2, 2012 at 9:00 a.m. Eastern Daylight Time, at The Westin Lake Mary Orlando North, 2974 International Parkway, Lake Mary, Florida 32746, for the following purposes:

1.	To elect seven members of the Company’s board of directors to hold office until the next annual meeting and until their respective successors are duly elected and qualified;

2.	To approve an amendment to the articles of incorporation of the Company, as amended, to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares;

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2012; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The transfer books will not be closed for the Annual Meeting. The board of directors has fixed the close of business on August 6, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournments thereof.

Pursuant to rules adopted by the Securities and Exchange Commission, the Company has elected to provide access to its proxy materials over the Internet.  Accordingly, the Company has sent you a Notice of Internet Availability of Proxy Materials.  You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the Annual Meeting. In order to assure the presence of a quorum, whether or not you expect to attend the Annual Meeting in person, please vote your shares by proxy by following the procedures and instructions described on the Notice of Internet Availability of Proxy Materials.  You may revoke your proxy if you so desire at any time before it is voted.  For directions to the Annual Meeting, please contact the Company’s Corporate Secretary at (904) 732-6100.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on October 2, 2012: The Company’s proxy statement and annual report to security holders are available at https://www.proxyvote.com.

By Order of the Board of Directors

Cynthia Poehlman
Chief Financial Officer and Corporate Secretary
Jacksonville, Florida
August 16, 2012

PARKERVISION, INC.
___________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 2, 2012
___________

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
PROPOSAL 1: ELECTION OF DIRECTORS	4
CORPORATE GOVERNANCE	6
AUDIT COMMITTEE REPORT	10
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	11
STOCK OWNERSHIP INFORMATION	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	28
PROPOSAL 3: RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM	29
SHAREHOLDER PROPOSALS AND NOMINATIONS	31
DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS	31

PARKERVISION, INC.
___________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 2, 2012
___________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement and the accompanying proxy materials are being furnished to our shareholders in connection with the solicitation of proxies by our board of directors (our “Board”) for use at our annual meeting of shareholders (the “Annual Meeting”) to be held at 9:00 a.m. Eastern Daylight Time on Tuesday, October 2, 2012 and any adjournments or postponements thereof.  The Annual Meeting is being held for the following purposes:

1.	To elect seven members of our Board to hold office until the next annual meeting and until their respective successors are duly elected and qualified;

2.
To approve an amendment to the articles of incorporation of the company, as amended (the “Articles”), to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares;

3.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the year ending December 31, 2012; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Annual Meeting will be held at The Westin Lake Mary Orlando North, 2974 International Parkway, Lake Mary, Florida 32746.  This proxy statement and the accompanying proxy materials will be sent or made available to shareholders on or about August 16, 2012.

Internet Availability of Proxy Materials

The Securities and Exchange Commission (“SEC”) has adopted rules that allow us to mail a notice to our shareholders that our proxy statement, annual report to shareholders, and related materials are available for viewing free of charge, on the Internet.  Shareholders may access these materials and vote over the Internet or request delivery of a full set of material by mail or email.  We have elected to utilize this process for many of our shareholders for the Annual Meeting.  We intend to begin mailing the required notice, called Notice of Internet Availability of Proxy Materials (the “Notice”), to such shareholders on or about August 16, 2012.  The proxy materials will be posted on the Internet at https://www.proxyvote.com, no later than the day we begin mailing the Notice.  If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice contains important information, including:

•	The date, time and location of the Annual Meeting;

•	A brief description of the matters to be voted on at the Annual Meeting

•	A list of the proxy materials available for viewing on https://www.proxyvote.com and the control number you will use to access the site; and

•	Instructions on how to access and review the proxy materials online, how to vote your shares over the Internet, and how to get a paper or email copy of the proxy materials, if that is your preference.

These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage.  Shareholders who do not receive a Notice will instead receive a full set of the proxy materials, including our proxy statement, annual report to shareholders, and proxy card.  Such shareholders may vote by mail or by Internet by following the instructions set forth on the proxy card.

Record Date and Voting Securities

Our Board has fixed the close of business on August 6, 2012 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.  As of August 6, 2012, we had issued and outstanding 78,305,174 shares of common stock, par value $.01 per share, our only class of voting securities outstanding.  Each of our shareholders is entitled to one vote for each share of common stock registered in his or her name on the record date.

Voting

If you hold your shares of record, you may vote by proxy via the Internet by following the instructions provided in the Notice.  If you requested printed copies of the proxy materials by mail, you also may vote by proxy via the telephone by calling the toll free number found on the proxy card, or via the mail by filling out the proxy card and sending it back in the envelope provided. You also may vote in person at the Annual Meeting by submitting the ballot that will be provided to you.

If you hold your shares in street name, please refer to the materials provided to you by your bank, broker or other holder of record for information on communicating your voting instructions. If you hold your shares in street name and you want to vote in person, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring this proxy to the Annual Meeting, present it to the inspector of election and produce valid identification. If you hold your shares in street name, your bank, broker or other holder of record will not be permitted to vote on your behalf for the election of our directors unless it receives voting instructions from you. To ensure that your vote is counted, please communicate your voting instructions to your broker, bank, or other financial institution before the Annual Meeting, or arrange to attend the Annual Meeting in person.

Proxies and Revocation of Proxies

Your proxy is being solicited by our Board.  By giving your proxy, you are appointing as your proxies the persons that have been designated by our Board.  Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with your instructions.  If no instructions are given, proxies given by shareholders will be voted “FOR” the election of each of the director nominees, “FOR” the amendment to the Articles to increase the number of authorized shares of common stock, and “FOR” ratification of the selection of PriceWaterhouseCoopers LLC as our independent registered certified public accounting firm.  With respect to any other proposal that properly comes before the Annual Meeting, the persons appointed as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion, to the extent permitted by applicable laws and regulations.

Any proxy may be revoked by (i) submitting a written notice of revocation that is received by our Corporate Secretary at any time prior to the voting at the Annual Meeting, (ii) submitting a subsequent proxy prior to the voting at the Annual Meeting or (iii) attending the Annual Meeting and voting in person.  Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy.  Shareholders may send written notice of revocation to the Corporate Secretary, ParkerVision, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.

Quorum and Required Vote

The presence, in person or by proxy, of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum at the meeting.  A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by his or her proxy are not being voted (“shareholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (“broker non-vote”).  The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or a broker non-vote will not be considered shares present and entitled to vote on the matter.  These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, in which case the shares will not be counted for purposes of determining the presence of a quorum.

The directors will be elected by a plurality of the votes cast at the Annual Meeting.  “Plurality” means that the nominees who receive the highest number of votes in their favor will be elected as our directors.  Consequently, any shares not voted “FOR” a particular nominee, because of either shareholder withholding or broker non-vote, will not be counted in the nominee’s favor.  Shareholders do not have cumulative voting rights for directors.

The ratification of the selection of PricewaterhouseCoopers LLC as our independent registered certified public accounting firm and the approval of the amendment to the Articles to increase the number of authorized shares of common stock must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.  Abstentions from voting are counted as “votes cast” with respect to the proposals and, therefore have the same effect as a vote against the proposals.  Shares deemed present at the Annual Meeting but not entitled to vote because of either shareholder withholding or broker non-vote are not deemed “votes cast” with respect to the proposals, and therefore will have no effect on the vote.

All other matters that may be brought before the shareholders must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting, unless the governing corporate law, the Articles or our bylaws require otherwise.  Abstentions from voting are counted as “votes cast” with respect to the proposal and, therefore have the same effect as a vote against the proposal.  Shares deemed present at the Annual Meeting but not entitled to vote because of either shareholder withholding or broker non-vote are not deemed “votes cast” with respect to the proposal, and therefore will have no effect on the vote.

No appraisal rights are available under Florida law, the Articles or our bylaws if you dissent from or vote against any of the proposals to be presented at the Annual Meeting.

Solicitation of Proxies

Your proxy is being solicited by our Board. In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement. We have engaged Morrow & Co., LLC to assist with the solicitation of proxies at an estimated cost of $7,500 plus disbursements. Our officers and other employees, without additional remuneration, may also assist in the solicitation of proxies in the ordinary course of their employment.  We will bear the cost of this proxy solicitation.  We may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (“Annual Report”), which contains our audited financial statements, is being sent or made available to our shareholders along with this proxy statement.  We will provide to you exhibits to the Annual Report upon payment of a fee of $.25 per page, plus $5.00 postage and handling charge, if a request is sent in writing to the Corporate Secretary, ParkerVision, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.

PROPOSAL 1:  ELECTION OF DIRECTORS

All of the members of our Board are elected annually.  Our Board currently consists of seven members.  Our Board has nominated Jeffrey Parker, William Hightower, John Metcalf, David Sorrells, Robert Sterne, Nam Suh, and Papken der Torossian for re-election as directors, to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified.  Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the election of these nominees.  In case any of these nominees become unavailable for election to the Board, an event which is not anticipated, the persons appointed as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person in accordance with their judgment.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES.

Directors and Executive Officers

Name	Age	Position with the Company
Jeffrey Parker	55	Chairman of the Board and Chief Executive Officer
William Hightower	69	Director
John Metcalf	61	Director
David Sorrells	53	Chief Technical Officer and Director
Robert Sterne	60	Director
Nam Suh	76	Director
Papken der Torossian	73	Director
Cynthia Poehlman	45	Chief Financial Officer and Corporate Secretary
John Stuckey	41	Executive Vice President of Corporate Strategy and Business Development

Jeffrey Parker has been the chairman of our Board and our chief executive officer since our inception in August 1989 and was our president from April 1993 to June 1998.  From March 1983 to August 1989, Mr. Parker served as executive vice president for Parker Electronics, Inc., a joint venture partner with Carrier Corporation performing research development, manufacturing and sales and marketing for the heating, ventilation and air conditioning industry.  Mr. Parker holds 31 United States patents.  As Chief Executive Officer, Mr. Parker has relevant insight into our operations, our industry, and related risks as well as experience bringing disruptive technologies to market.

William Hightower has been a director of ours since March 1999.  Mr. Hightower has extensive experience as an executive officer and operating officer for both public and private companies in a number of industries, including telecommunications.  From September 2003 to his retirement in November 2004, Mr. Hightower served as our president.  Mr. Hightower was the president and chief operating officer and a director of Silicon Valley Group, Inc. (“SVGI”), from August 1997 until his retirement in May 2001.  SVGI is a publicly held company which designs and builds semiconductor capital equipment tools for chip manufacturers.  From January 1996 to August 1997, Mr. Hightower served as chairman and chief executive officer of CADNET Corporation, a developer of network software solutions for the architectural industry.  From August 1989 to January 1996, Mr. Hightower was the president and chief executive officer of Telematics International, Inc.  Mr. Hightower’s longevity on our board provides him with a historical perspective and a relevant understanding of both our target markets and our industry as a whole.

John Metcalf has been a director of ours since June 2004. From November 2002 until his retirement in July 2010, Mr. Metcalf was a chief financial officer (“CFO”) partner with Tatum LLC, the largest executive services and consulting firm in the United States. Mr. Metcalf has 18 years experience as a CFO.  Since August 2011, Mr. Metcalf has served on the board of directors and has been chairman of the audit, compensation, and nominating committees of Trellis Earth Products, Inc.  From July 2006 to September 2007, Mr. Metcalf served as CFO for Electro Scientific Industries, Inc. (“ESI”), a provider of high-technology manufacturing equipment to the global electronics market. From June 2004 to July 2006, Mr. Metcalf served as CFO for Siltronic AG.  From June 2007 until July 2011, Mr. Metcalf served on the board of directors and was chairman of the audit committee of EnergyConnect Group, Inc. (formerly Microfield Group, Inc.), a publicly traded company that was acquired by Johnson Controls, Inc. in July 2011.  Mr. Metcalf has extensive experience in the semiconductor industry, an in-depth understanding of generally accepted accounting principles, financial statements and SEC reporting requirements, and satisfies the audit committee requirement for financial expertise.

David Sorrells has been our chief technical officer since September 1996 and has been a director of ours since January 1997.  Mr. Sorrells is one of the leading inventors of our core technologies.  From June 1990 to September 1996, Mr. Sorrells served as our engineering manager.  Mr. Sorrells has an in-depth understanding of our technologies and their relevance to target markets.  He holds 201 United States patents.

Robert Sterne has been a director of ours since September 2006 and also served as a director from February 2000 to June 2003.  Since 1978, Mr. Sterne has been a partner of the law firm of Sterne, Kessler, Goldstein & Fox PLLC, specializing in patent and other intellectual property law.  Mr. Sterne provides legal services to us as one of our patent and intellectual property attorneys.  As such, Mr. Sterne has an in-depth knowledge of our intellectual property portfolio and patent strategies.  Furthermore, Mr. Sterne is considered a leader in best practices and board responsibilities concerning intellectual property.

Nam Suh has been a director of ours since December 2003. Mr. Suh has served as the president of Korea Advanced Institute of Science and Technology since July 2006.  In 2008, he retired from the Massachusetts Institute of Technology (“MIT”) where he had been a member of the faculty since 1970.  At MIT, Mr. Suh held many positions including director of the MIT Laboratory for Manufacturing and Productivity, head of the department of Mechanical Engineering, director of the MIT Manufacturing Institute, and director of the Park Center for Complex Systems.  In 1984, Mr. Suh was appointed the assistant director for Engineering of the National Science Foundation by President Ronald Reagan and confirmed by the U.S. Senate.  From 2005 to 2009, Mr. Suh served on the board of directors of Integrated Device Technology, Inc., a NASDAQ-listed company that develops mixed signal semiconductor solutions, and, from 2004 to 2007, he served on the board of directors of Therma-Wave, Inc., a NASDAQ-listed company that manufactures process control metrology systems for use in semiconductor manufacturing.  Mr. Suh has significant experience with technology innovation and the process of new product introduction, including an invention selected as one of the 50 most promising new inventions of 2010 by TIME magazine.  Mr. Suh is a widely published author of approximately 300 articles and seven books on topics related to tribology, manufacturing, plastics and design.  Mr. Suh has approximately 60 United States patents and many foreign patents, some of which relate to plastics, polymers and design and is the recipient of eight honorary doctorates from various universities on four continents.  Mr. Suh has a relevant professional network in the Korean community as well as relevant experience with Korean culture and commerce.

Papken der Torossian has been a director of ours since June 2003.  Mr. der Torossian has extensive experience as chairman and chief executive of a number of semiconductor and technology-based companies.  Mr. der Torossian was chief executive officer of SVGI from 1986 until 2001.  Prior to his joining SVGI, he was president and chief executive officer of ECS Microsystems, a communications and PC company that was acquired by Ampex Corporation where he stayed on as a manager for a year.  From 1976 to 1981, Mr. der Torossian was president of the Santa Cruz Division of Plantronics where he also served as vice president of the Telephone Products Group.  Previous to that he spent four years at Spectra-Physics, Inc. and twelve years with Hewlett-Packard in a variety of management positions. Mr. der Torossian has served as director on a number of private company boards including executive chairman of Vistec Semiconductor Systems Group, one of the portfolio companies of Golden Gate Capital, a private equity firm where Mr. der Torossian serves as advisor for semiconductor related activities.  Since August 2007, Mr. der Torossian has served as a director and a member of the compensation committee and nominating and governance committees of Atmel Corporation, a publicly traded company.  From March 2003 until May 2007, Mr. der Torossian served as chairman of the board of directors of Therma-Wave, Inc., a NASDAQ-listed company.  Mr. der Torossian has a relevant network in the technology community as well as relevant operating experience with small, high growth companies.

Cynthia Poehlman has been our chief financial officer since June 2004 and our corporate secretary since August 2007.  From March 1994 to June 2004, Ms. Poehlman was our controller and our chief accounting officer.  Ms. Poehlman has been a certified public accountant in the state of Florida since 1989.

John Stuckey joined the company in July 2004 as the vice-president of corporate strategy and business development and was promoted to executive vice-president of corporate strategy and business development in June 2008.  Prior to July 2004, Mr. Stuckey spent five years at Thomson, Inc. where he most recently served as director of business development.

CORPORATE GOVERNANCE

We maintain corporate governance policies and practices that reflect what the Board believes are “best practices.” A copy of our Corporate Governance Guidelines is available upon request to our Secretary, or may be viewed or downloaded from our website at http://www.parkervision.com.

Leadership Structure

Our Board is led by Jeffrey Parker, our Chairman of the Board and Chief Executive Officer.  The decision as to who should serve as Chairman of the Board, who should serve as Chief Executive Officer, and whether those offices should be combined or separate, is the responsibility of our Board.  The members of our Board possess considerable experiences and unique knowledge of the challenges and opportunities we face, and are in the best position to evaluate our needs and how best to organize the capabilities of the directors and senior officers to meet those needs.  Our Board does not believe that our size or the complexity of our operations warrants a separation of the Chairman of the Board and Chief Executive Officer functions.  Furthermore, our Board believes that combining the roles of Chief Executive Officer and Chairman of the Board promotes leadership and direction for the Board and for executive management, as well as allowing for a single, clear focus for the chain of command.

The Board believes that the most effective leadership structure for us at this time is for Mr. Parker to serve as both Chairman of the Board and Chief Executive Officer.  Mr. Parker is one of our founders and has been our Chairman of the Board and our Chief Executive Officer since our inception in August 1989.  The Board believes that he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, issues relating to the implementation of our strategic plan.  Mr. Parker’s leadership, in both his Chairman of the Board and Chief Executive Officer roles, continues to ensure that we remain dedicated to and focused on both our short and long-term objectives.  While the Board does not have a lead independent director, the independent directors meet in executive session regularly without the presence of management.

Independence of Directors

Our common stock is listed on the NASDAQ Capital Market of The NASDAQ Stock Market, LLC (“NASDAQ”), and we follow the rules of NASDAQ in determining if a director is independent.  The Board consults with our counsel to ensure that the Board’s determinations are consistent with the rules of NASDAQ and all relevant securities and other laws and regulations regarding the independence of directors.  Consistent with these considerations, the Board affirmatively has determined that William Hightower, John Metcalf, Robert Sterne, Nam Suh, and Papken der Torossian are our independent directors.  The other directors are not considered independent due to their current employment by us.

Risk Management and Board Oversight

The Board as a whole works with our management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies.  Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether our programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee focuses on assessing and mitigating financial risk, including internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with our business strategy, without encouraging undue risk-taking. The nominating and corporate governance committee considers areas of potential risk within corporate governance and compliance, such as management succession. Each of the committees reports regularly to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

Board Meetings and Committees

Members of our Board are elected annually by our shareholders and may be removed as provided for in the Florida Business Corporation Act, the Articles and our bylaws.  The Board has three separately standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee.  Each committee is composed entirely of independent directors as determined in accordance with current NASDAQ listing standards.  In addition, each committee has a written charter, a copy of which is available free of charge on our website at http://www.parkervision.com.

During the fiscal year ended December 31, 2011, our Board met eleven times and acted by unanimous consent three times.  All of our directors attended 75% or more of the aggregate number of meetings of the Board and committees on which they served, except for Mr. Robert Sterne who attended 64% of the Board meetings.  The directors are strongly encouraged to attend meetings of shareholders.  All of our directors attended our 2011 annual meeting of shareholders, except Mr. Robert Sterne and Dr. Nam Suh who were unable to attend due to international travel conflicts.

Audit Committee

John Metcalf (Chair), William Hightower and Papken der Torossian are the current members of our audit committee.  The audit committee met six times in 2011 and acted by unanimous consent two times.  The functions of the audit committee include oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, and the performance, qualifications and independence of our independent auditors.  The audit committee also reviews and recommends to the board of directors whether or not to approve transactions between the company and an officer or director outside the ordinary course of business.  The purpose and responsibilities of our audit committee are set forth in full in the Audit Committee Charter.   The Report of the Audit Committee is included on page 10 of this proxy statement.

Audit Committee Financial Expert

The Board has determined that John Metcalf is an audit committee financial expert within the meaning of the rules and regulations of the SEC and is independent as determined in accordance with current NASDAQ listing standards for audit committee members.  In addition, we must certify to NASDAQ that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s “financial sophistication.”  Our board has determined that Mr. Metcalf’s qualifications also satisfy NASDAQ’s definition of financial sophistication.

Compensation Committee

Papken der Torossian (Chair), William Hightower and Nam Suh are the current members of our compensation committee.  The compensation committee met nine times in 2011 and acted by unanimous consent two times.  The functions of the compensation committee include oversight of the development, implementation and effectiveness of our compensation philosophy, policies and strategies and oversight of the regulatory compliance and reporting requirements with respect to compensation and related matters.  Our compensation committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based and other compensation plans, policies and programs.  The compensation committee is responsible for discussing and reviewing with management any compensation discussion and analysis that we include in our filings with the SEC.  The purpose and responsibilities of our compensation committee are set forth in full in the Compensation Committee Charter.  The Compensation Committee Report is included on page 11 of this proxy statement.

The compensation committee sets the chief executive officer’s compensation and the compensation for other executive officers after review of the recommendations of the chief executive officer, and makes recommendations to the Board with respect to the non-employee directors’ compensation.  The compensation committee also administers our 2011 Long-Term Incentive Equity Plan, our 2008 Equity Incentive Plan (Non-Named Executive), our 2000 Performance Equity Plan and, to the extent of outstanding awards, our 1993 Stock Option Plan.  According to its charter, the compensation committee may delegate the authority to grant equity awards, within parameters defined by the compensation committee and subject to the rules of NASDAQ.  The compensation committee has retained, from time to time, a third-party compensation consultant to assist in the review of executive and board compensation programs.  During 2011, however, the committee did not retain a compensation consultant.

Nominating and Corporate Governance Committee

John Metcalf (Chair), Robert Sterne and Nam Suh are the current members of our nominating and corporate governance committee.  The nominating and corporate governance committee met one time in 2011 and acted one time by unanimous consent.  The functions of the nominating and corporate governance committee include identification and recommendation of director nominees qualified to serve on the Board and recommendation to the Board of corporate governance guidelines for our company.  The purpose and responsibilities of our nominating and corporate governance committee are set forth in full in the Nominating and Corporate Governance Committee Charter.

Director Nomination Process

The nominating and corporate governance committee considers persons identified by its members, management, shareholders, potential investors, investment bankers and others with the objective of having a Board with diverse perspectives and skills.  The committee does not distinguish among nominees recommended by shareholders and other persons.  Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests.

The nominating and corporate governance committee is responsible for assessing the appropriate balance of skills and characteristics required of Board members.  Though the committee does not have specific guidelines on diversity, it is one of many criteria considered by the Board when evaluating candidates.  Nominees for director are selected on the basis of, among other things, experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness and ability to devote adequate time to Board duties. Nominees for director shall be assessed based on the needs of the Board at that point in time and with an objective of ensuring diversity in background, experience and viewpoints of Board members.

Shareholders and others wishing to suggest candidates to the nominating committee for consideration as directors must submit written notice to the Corporate Secretary, ParkerVision, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256, who will provide it to the nominating committee.  We also have a method by which shareholders may nominate persons as directors, which is described in the section “Shareholder Proposals and Nominations” on page 31 of this proxy statement.  We did not receive any recommendations from shareholders for this Annual Meeting.

Code of Ethics and Shareholder Contact

The Board has adopted a code of ethics that is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that we file or submit to the SEC and others.  A copy of the code of ethics may be found on our website at www.parkervision.com.

Shareholders may contact the Board or individual members of the Board by writing to them in care of the Corporate Secretary, ParkerVision, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.  The Corporate Secretary will forward all correspondence received to the Board or the applicable director from time to time.  This procedure was approved by the independent directors.

AUDIT COMMITTEE REPORT

Pursuant to the charter of the audit committee originally adopted on April 25, 2003, as amended on July 31, 2006 and March 5, 2012, the audit committee’s responsibilities include, among other things:

•	annually reviewing and reassessing the adequacy of the audit committee’s formal charter;

•
reviewing and discussing our annual audited financial statements, our interim financial statements, and the adequacy of our internal controls and procedures with our management and our independent auditors;

•	reviewing the quality of our accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	appointing the independent auditor, which firm will report directly to the audit committee;

•	reviewing the independence of the independent auditors; and

•	reviewing and approving all related party transactions on an ongoing basis.

The audit committee also pre-approves the services to be provided by the Company’s independent auditors.  During the period April 1, 2011 through March 31, 2012, the committee reviewed in advance the scope of the annual audit and non-audit services to be performed by the independent auditors and the independent auditors’ audit and non-audit fees and approved them.

The audit committee reviewed and discussed the audited financial statements with management, as well as with our independent auditors.  During 2011 and thereafter, the audit committee met privately at regularly scheduled meetings and held discussions with management, including the chief financial officer and our independent auditors. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles.  The audit committee also discussed and reviewed with management and the independent auditors the internal controls and procedures of the audit functions and the objectivity of the process of reporting on the financial statements.  The committee discussed with management financial risk exposures relating to the company and the processes in place to monitor and control the resulting exposure, if any.

The audit committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, as well as various accounting issues relating to presentation of certain items in our financial statements and compliance with Section 10A of the Securities Exchange Act of 1934.  The committee received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the committee concerning independence, and the committee discussed with the independent auditors the independent auditors’ independence.

Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.  The committee evaluated the performance of PricewaterhouseCoopers LLP and recommended to the board of directors their re-appointment as the independent auditors for the fiscal year ending December 31, 2012.

Submitted by the Audit Committee:
John Metcalf (Chair)
William Hightower
Papken der Torossian

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are all independent directors as determined in accordance with the rules of NASDAQ.  As of December 31, 2011, the members of our compensation committee were Messrs. Papken der Torossian, William Hightower, and Nam Suh.   No member of our compensation committee is or has been an executive officer of our company or had any relationship with us requiring disclosure as a related party transaction under the rules and regulations of the SEC, except that Mr. Hightower served as our President from September 2003 to November 2004.  None of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as one of our directors or a member of our compensation committee.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management of the company. Based on such review and discussion, we have recommended to the Board of Directors that the CD&A be included as part of this proxy statement.

Submitted by the Compensation Committee:
Papken der Torossian (Chair)
William Hightower
Nam Suh

Compensation Discussion and Analysis

Overview of Compensation Program

Our compensation program is designed to support our business objectives by structuring compensation packages to retain, reward, motivate, and attract employees who possess the required technical and entrepreneurial skills and talent.  The overall objectives of the business are to continue innovative technological advances of our wireless technologies, achieve technical and commercial acceptance of our wireless technologies, and, in doing so, to create significant shareholder value.  The compensation of our executives is designed to reward the achievement of both quantitative and qualitative performance goals, which specifically relate to the objectives of the business both short- and long-term.

Based on a consideration of our financial performance and other relevant corporate factors, the Committee limited its review of executive compensation programs in 2011 to long-term equity incentive award programs.

Comparative Benchmarking

In establishing our executive compensation policies, programs and awards, the Committee periodically reviews a comparative peer group (“Peer Group”) for compensation benchmarking data.  The Peer Group is selected based on (i) companies generally in wireless communications or communications equipment industries with an emphasis on semiconductor providers in particular, (ii) companies that are similarly sized in terms of market capitalization values, (iii) companies with similar growth and performance potential, and/or (iv) companies that are considered competitors of ours in either the labor or capital markets.   The current Peer Group was established by the Committee in 2009 and updated in 2011 to eliminate companies that were no longer relevant based on their business or financial metrics.  The Peer Group utilized for 2011 comparative benchmarking includes the following twelve companies:  Anadigics, Inc., Anaren, Inc., DSP Group, Inc., Emcore Corporation, GlobalStar, Inc., KVH Industries, Inc., MoSys, Inc., Oplink Communications, Inc., Powerwave Technologies, Inc.,  Superconductor Technologies, Inc., TranSwitch Corporation, and Volterra Semiconductor Corporation.

The Committee utilized data from this Peer Group to analyze executive long-term incentive compensation in 2011, as more fully discussed below.

Compensation Components

There are three primary components of our compensation plan: (1) base salaries, (2) annual performance incentives, and (3) long-term incentives.  These components are the same for all of our employees.  The amount of each component is scaled according to the level of business responsibilities of each individual.  We do not target a specific weighting of these three components or use a prescribed formula to establish pay levels.  Rather the Committee considers changes in the business, external market factors, and our financial position each year when determining pay levels and allocating between long-term and current compensation for our named executive officers as defined in Item 402(a) of Regulation S-K (each an “NEO”).

Each component of the compensation program and the manner in which the Committee determines each component is discussed in detail below.  In addition to these components, we provide standard employee benefits that include health benefits, life insurance, and tax-qualified savings plans to all of our employees.  We did not provide any special employee benefits or perquisites in 2011 for executives other than supplemental life insurance policies for the benefit of the executives and an automotive allowance for Mr. Jeffrey Parker.  We do not have pension or other retirement benefits or any type of nonqualified deferred compensation programs for our executives or other employees.

Base Pay – Base salaries and related benefits are designed to provide basic economic security for our employees.   Our base salaries are established at a level consistent with competitive practices in a technological, innovative and fast-moving industry in order to help retain and recruit our highly skilled workforce without placing undue emphasis on fixed compensation.   The current base salaries for our executives were established in connection with executive employment agreements in 2008 and have remained unchanged since that time due to our financial position and other relevant corporate factors.

Annual Performance Incentives – Annual performance incentives are generally established for the purpose of linking a meaningful portion of the executive’s pay to accomplishment of short-term objectives that are necessary for successful execution of our longer-term business plan.  Due to our financial performance and overall general economic conditions, the Committee did not implement a formal annual performance incentive plan for 2009, 2010 or 2011.  Rather, the Committee determined that it would discretionarily consider short-term equity-based or cash incentives at the end of the year based on individual contributions.  For 2011, the Committee approved cash bonuses to three of its NEOs for an aggregate of $26,000.  These discretionary cash bonuses were in recognition of significant efforts in preparation for and support of our patent infringement litigation.  The Committee did not make any short-term equity performance incentive awards to its executives in 2011.

The Committee has not approved any short-term incentive award programs for executives or other employees for 2012.  The Committee may continue to utilize discretionary cash and/or equity-based awards for short-term incentives although no such awards are currently being contemplated.

Long-Term Incentives – Long term incentives are specifically designed to align employee and shareholder interests by rewarding performance that enhances shareholder value.  Equity-based awards are used for long-term incentives in order to link employee’s compensation to the value of our common stock.  Long-term equity-based incentive awards have been in the form of both stock options and restricted stock units (“RSUs”).  The Committee believes both equity instruments are strong motivators for enhancing shareholder value through corporate achievements.

In 2008, the Committee awarded RSUs as long-term incentive awards in connection with the execution of executive employment agreements.  These awards provided for long-term incentives for 2008 and 2009.  No long-term incentives were awarded by the Committee to executives in 2010.

In 2011, the Committee approved long-term equity incentive awards for its NEOs and one senior management employee in the form of stock options.  The Committee awarded an aggregate of 2,250,000 stock options which vest in twelve equal quarterly increments beginning January 15, 2012.   The long-term incentive awards were based on the Committee’s analysis of the 2011 Peer Group, individual achievements, and consideration that no long-term equity incentive awards had been granted to the executives since 2008.  The Peer Group data analyzed by the Committee included executives’ aggregate equity holdings and annual long-term equity incentive awards as a percentage of total company shares outstanding. The Peer Group data revealed that our executives’ equity ownership, on average, was significantly below that of the Peer Group.

The Committee believes that long-term equity incentives are a critical element in the overall compensation plan for all employees and anticipates continuing to use both stock options and RSU awards in the future to align executive and employee interests with longer term goals of the company.

Equity Grant Practices

Employee and director grants are made on the 15th day of the month following the date on which all terms of the grant are approved by the Committee or its delegate.   In the case of grants made in connection with new hires, grants are made on the 15th of the month following the new employee’s hire date.   Stock options are granted with an exercise price equal to the closing market value of our common stock on the grant date.  Options are never granted with exercise prices below market value on the grant date.

Role of Executive Officers in Determining Executive Pay

The Committee makes all compensation decisions for all elements of compensation for the chief executive officer and other NEOs and approves recommendations regarding equity awards for all employees.  Our chief executive officer, chief financial officer and human resource management personnel make recommendations to the Committee  with regard to overall pay strategy including program designs, annual incentive plan design, and long-term incentive plan design for management employees.  Our chief executive officer evaluates the performance of the other executive officers and makes recommendations regarding their compensation to the Committee for its consideration and determination.  Human resource management provides the Committee with market information regarding executive officers’ base pay and annual performance incentives as requested.  Executives do not determine any element or component of their own pay package or total compensation amount.

Executive and Director Stock Ownership Requirements

We currently do not have a policy with regard to minimum stock ownership for our executives or non-employee directors.

Federal Income Tax Consequences

Although we consider the potential tax impact of our compensation programs in our compensation planning, these impacts are not heavily weighted with regard to our compensation decisions.  The material federal income tax consequences of our compensation programs, based on the current provisions of the Internal Revenue Code (Code) include the following:

Section 162(m) of the Code limits the deductibility from U.S. taxable income of certain types of compensation in excess of $1,000,000 paid by us to certain of our NEOs.  This limitation may apply to the realized value of awards made under our equity award plans.  Compensation that is determined to be “performance-based” under the Code is not subject to this deduction limit.  For 2011, we did not pay compensation in excess of $1,000,000 to any executive and therefore we did not incur a deduction limitation under Section 162(m).

Code Section 409A generally governs the form and timing of nonqualified deferred compensation payments and imposes sanctions on participants in nonqualified deferred compensation plans that fail to comply with Section 409A rules.   Our compensation arrangements with our NEOs, as discussed more fully below, are intended to be compliant with Section 409A.

In the event of a change-in-control, our NEOs are entitled to certain severance payments as more fully discussed under “Potential Payments upon Termination or Change-in-Control” below.  To the extent those payments exceed three times the executive’s five-year average W-2 income, they may be deemed “excess parachute payments,” subject to a 20 percent excise tax, and nondeductible. Certain payments, such as reasonable compensation for non-compete agreements, may be excluded from the excess parachute payment calculation.

Employment and Other Agreements

In June 2008, we entered into Executive Employment Agreements (“Prior Agreements”) with each of our NEOs including Jeffrey Parker, our chief executive officer, Cynthia Poehlman, our chief financial officer, David Sorrells, our chief technology officer, and John Stuckey, our executive vice-president of corporate strategy and business development.   The Agreements had an initial three-year term, which ended on May 31, 2011, with a provision for automatic annual renewal thereafter.   The Committee allowed the Agreements to renew for a one-year term which ended  May 31, 2012.  In 2012, the Committee provided notice to the executives that the Prior Agreements would not automatically renew upon their expiration. Instead, on June 6, 2012, we entered into new three-year Executive Employment Agreements (“Agreements”) with each of our NEOs.

The Agreements provide each executive with a base salary commensurate with his or her position in the organization, a potential annual achievement bonus based on performance as determined by the Committee, and long-term equity incentive awards at the discretion of the Committee.  In connection with the execution of the Prior Agreements in 2008, the Committee awarded each executive RSUs that vested in twelve equal quarterly increments from August 31, 2008 through May 31, 2011 (the “time-based RSUs”) as well as RSUs that vested on the earlier of June 4, 2011 or such date that certain market conditions were met, as measured by the price of our common stock (the “market-based RSUs”).   The time-based RSUs and market-based RSUs collectively represented the 2008 and 2009 long-term equity incentive awards for our NEOs.  In addition, in October 2011, the Committee granted stock option awards to each of the executives as more fully described in “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year End” below.

The Agreements contain provisions for the protection of our intellectual property and for severance benefits and non-compete restrictions in the event of termination of the executive’s employment.   Severance benefits are payable to the executives under the terms of the Agreements in the event the executive’s employment is terminated without cause, due to a change in control event, or for “Good Reason” as defined in the Agreements.  The severance package to be paid under the Agreements includes continuation of base salary for a one year period following the termination date, continuation of group health benefits and payment of any annual achievement bonus on a prorated basis. In the case of termination due to a change in control, or within two years following a change in control, the executive is entitled to 150% to 300% of his or her base salary plus an amount equal to the greater of the prior year’s annual bonus or the average of the three prior year’s annual bonus amount.  Amounts to be paid to each executive for various termination events are included in the tables under “Potential Payments upon Termination or Change-in-Control” below.

The non-compete provisions of  the Agreements impose restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from our customers.  We also have non-compete arrangements in place with all of our other employees that are similar to the non-compete restrictions for our NEOs.  The non-compete provision of the Agreements remain in effect for up to three years following the executive’s termination, provided that we compensate the executive the equivalent of his or her base salary on a monthly basis over the restriction period (“Non-Compete Compensation”).  In the event of termination due to a change in control, the executive’s severance pay in excess of twelve months’ base salary is applied as a credit toward the Non-Compete Compensation.  Furthermore, in the event the executive is terminated for cause or resigns without “Good Reason” as defined in the Agreements, all gains realized by the executive from the sale of equity awards during the twelve months preceding termination, as well as the value at the date of termination of all outstanding equity awards, will be credited towards the Non-Compete Compensation.

The Agreements specifically comply with the applicable requirements of Section 409A of Code.

Under the specific terms of the Agreements, Mr. Parker, our chief executive officer, will receive an annual base salary of no less than $325,000.  In the event of termination due to a change in control, Mr. Parker’s severance multiplier is 300% of his base salary, or $975,000. Mr. Parker’s agreement also provides for an automobile allowance of $24,000 annually and reimbursement of up to $150,000 annually for premium payments on personal life insurance policies. The Committee intends to use the cash value of our whole life policy on Mr. Parker to fund the annual life insurance premium payments to Mr. Parker.  Ms. Poehlman, our chief financial officer, will receive an annual base salary of no less than $225,000. In the event of termination due to a change in control, Ms. Poehlman’s severance multiplier is 200% of her base salary, or $450,000.  Mr. Sorrells, our chief technology officer, will receive an annual base salary of no less than $275,625. In the event of termination due to a change in control, Mr. Sorrells’ severance multiplier is 300% of his base salary, or $826,875.  Mr. Stuckey, our executive vice president of corporate strategy and business development, will receive an annual base salary of no less than $250,000. In the event of termination due to a change in control, Mr. Stuckey’s severance multiplier is 150% of his base salary, or $375,000.

Summary Compensation Table

The following table summarizes the total compensation of each of our NEOs for the fiscal years ended December 31, 2011, 2010, and 2009.  Given the complexity of disclosure requirements concerning executive compensation, and in particular with respect to the standards of financial accounting and reporting related to equity compensation, there is a difference between the compensation that is reported in this table versus that which is actually paid to and received by the NEOs.  The amounts in the Summary Compensation Table that reflect the full grant date fair value of an equity award, do not necessarily correspond to the actual value that has been realized or will be realized in the future with respect to these awards.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)
		Salary	Bonus	Stock Awards	Option Awards 1	Non-equity Incentive Plan Com-pensation	All Other		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)		($)
Jeffrey Parker, Chief	2011	$325,000	$0	$0	$671,756	$0	$27,690	3	$1,024,446
Executive Officer and	2010	337,5002	0	0	0	0	28,613		366,116
Chairman of the Board	2009	325,000	0	0	0	0	29,690		354,690
Cynthia Poehlman,	2011	225,000	8,500	0	167,939	0	750	4	402,189
Chief Financial Officer	2010	233,6542	0	0	0	0	750		234,404
and Corporate Secretary	2009	225,000	0	0	0	0	2,750		227,750
David Sorrells, Chief	2011	275,625	10,000	0	335,878	0	2,100	4	623,603
Technology Officer	2010	286,2262	0	0	0	0	2,100		288,326
	2009	275,625	5,000	0	0	0	2,100		282,725
John Stuckey,	2011	250,000	7,500	0	167,939	0	1,263	4	426,702
Executive Vice	2010	259,6152	0	0	0	0	1,263		260,878
President, Corporate Strategy	2009	250,000	0	0	0	0	2,895		252,895
and Business Development

1
The amounts reported in column (f) represent the full grant date fair value of stock awards in accordance with ASC 718, net of estimated forfeitures.  Refer to Note 8 of the financial statements included in Item 8 of our Annual Report for the assumptions made in the valuation of stock awards.  See Grants of Plan-Based Awards table below.

2
All salaried employees are paid on a biweekly basis.  The biweekly salary is determined by dividing annual base salary by 26 biweekly pay periods.  In 2010, our pay schedule included 27 biweekly pay periods resulting in a higher annual salary in 2010 for all salaried employees, including our NEOs.

3
This amount includes (i) the dollar value of premiums paid by us in 2011 for life insurance for the benefit of Mr. Parker in the amount of $3,690 and (ii) the gross value of Mr. Parker’s automobile allowance of $24,000.

4	This amount represents the dollar value of premiums paid by us in 2011 for life insurance for the benefit of the executive.

Grants of Plan-Based Awards

The following table summarizes information concerning each grant of an award made in our fiscal year ending December 31, 2011 to each of our NEOs:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or base price of option awards per share ($)	Grant Date Fair Value of Stock and Option Awards ($)
Jeffrey Parker	10/17/2011	1,000,000	$ 0.89	$ 671,756
Cynthia Poehlman	10/17/2011	250,000	0.89	167,939
David Sorrells	10/17/2011	500,000	0.89	335,878
John Stuckey	10/17/2011	250,000	0.89	167,939

These awards were each granted from our 2011 Long-Term Incentive Equity Plan, vest in equal quarterly increments beginning January 15, 2012 and expire October 15, 2018.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes information concerning the outstanding equity awards as of December 31, 2011 for each of our NEOs:

Name	Option Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise price ($)	Option expiration date
(a)	(b)	(c)	(d)	(e)
Jeffrey Parker	15,000		$19.99	2/26/12
	75,000		5.77	8/9/12
	10,908		8.91	12/20/12
	7,583		9.80	5/3/13
	90,000		8.81	10/12/13
	37,500		9.89	2/15/14
	37,500		10.82	5/15/14
	37,500		12.30	8/15/14
	37,500		10.36	11/15/14
		1,000,000 1	0.89	10/15/18
Cynthia Poehlman	25,000		5.77	8/9/12
	4,563		8.91	12/20/12
	3,205		9.80	5/6/13
	25,000		8.81	10/12/13
	8,750		9.89	2/15/14
	8,750		10.82	5/15/14
	150,000		5.70	6/25/14
	8,750		12.30	8/15/14
	8,750		10.36	11/15/14
		250,0001	0.89	10/15/18

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise price ($)	Option expiration date
(a)	(b)	(c)	(d)	(e)
David Sorrells	25,000		5.77	8/9/12
	125,000		9.00	11/21/12
	4,988		8.91	12/20/12
	3,898		9.80	5/3/13
	38,000		8.81	10/12/13
		500,0001	0.89	10/15/18
John Stuckey	25,000		5.77	8/9/12
	5,133		8.91	12/20/12
	3,394		9.80	5/3/13
	25,000		8.81	10/12/13
	8,750		9.89	2/15/14
	8,750		10.82	5/15/14
	107,875		4.67	7/8/14
	8,750		12.30	8/15/14
	8,750		10.36	11/15/14
		250,0001	0.89	10/15/18

1	Option vests in twelve equal quarterly increments beginning on January 15, 2012.

Option Exercises and Stock Vested

The following table summarizes information concerning the option exercises and vesting of stock awards for the fiscal year ended December 31, 2011 on an aggregate basis for each of our NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting 1 (#)	Value Realized on Vesting ($)
Jeffrey Parker	0	$ 0	87,500	$67,750
Cynthia Poehlman	0	0	26,250	20,325
David Sorrells	0	0	52,090	40,397
John Stuckey	0	0	26,250	20,325

1	These shares represent vesting of RSUs awarded in connection with executive employment agreements in June 2008.

Potential Payments upon Termination or Change-in-Control

The Agreement with each of our NEOs provide for payments upon termination for various events including, with or without cause termination by us, termination due to death or disability of the executive, termination due to a change-in-control event and termination by the executive for “Good Reason” as defined in the Agreements.  Upon the termination of a NEO, we may enforce non-compete provisions over a restriction period not to exceed three years provided that we compensate the NEO at their ending base salary for the designated restriction period.  Certain severance payments and other amounts may be applied as credits toward our Non-Compete Compensation obligation as more fully described below.

Payments Made Upon Termination – When a NEO’s employment is terminated for any reason, other than for cause, he or she is entitled to receive his or her base salary through the date of termination and any earned but unused vacation pay.  When a NEO’s employment is terminated for cause, he or she is only entitled to his or her base salary through the date of termination.  Furthermore, in the event a NEO’s employment is terminated for cause or a NEO resigns without “Good Reason”, all gains realized from the NEO’s sale of our common shares from vested RSUs or stock options during the twelve months immediately preceding the termination date shall be credited towards Non-Compete Compensation.  In addition, the total value of equity instruments provided to the NEO during the entire term of his or her employment with us that are vested and outstanding at the termination date shall be credited towards the Non-Compete Compensation.  The value of outstanding equity awards shall be determined using the closing market price of our common stock on the termination date.

Payments Made Upon Termination Due to a Change in Control – In the event a NEO’s employment is terminated without cause or a NEO resigns with “Good Reason” within two years of a change-in-control event, in addition to the benefits listed under “Payments Made Upon Termination” above, he or she is entitled to receive a multiple of his or her base salary, an amount in lieu of annual bonus or incentive compensation, continuation of group health benefits and acceleration of certain unvested and outstanding equity awards.  The base salary multiple varies by individual and ranges from 150% to 300%.  The amount in lieu of annual bonus or incentive compensation is determined based on the greater of the bonus or annual incentive compensation earned in the year prior to the change in control, the average of the prior three year’s bonus or annual incentive compensation, or a prorated amount of the current year’s bonus or annual incentive compensation.  The severance pay in excess of twelve months’ base salary is applied as a credit toward the Non-Compete Compensation.

In accordance with the terms of the executive’s individual equity agreements, the NEO would also be eligible for accelerated vesting of certain equity awards in the event of a change-in-control.  Any unvested stock options or unvested time-based RSUs will automatically vest upon a change-in-control.  If the change-in-control occurrence is approved by our board of directors, the board may, at its option, accelerate the vesting of any unvested time-based RSUs and repurchase them for a cash value as defined in the equity plan.

Payments Made Upon Termination Without Cause – In the event a NEO’s employment is terminated without cause and the executive executes a release agreement with us, he or she is entitled to a severance package.  The severance package includes continuation of base salary for a one year period following the termination date, continuation of group health benefits and payment of any annual achievement bonus on a prorated basis.  In the event a NEO resigns for “Good Reason” as defined in the Agreement and executes a release agreement with us, he or she is entitled to the same severance benefits as if he or she was terminated without cause.   Good Reason is defined in the Agreement as a material diminution in the executive’s authority, duties or responsibilities, a material diminution in the executive’s base compensation and benefits, except for reductions applicable to all executives, a material relocation of the executive’s primary office or a material breach of the Agreement by us.

Payments Made Upon Termination Due to Disability – In the event a NEO’s employment is terminated within six months of becoming disabled, as defined in the Agreement, he or she will be entitled to the benefits listed under “Payments Made upon Termination” and the severance package listed under “Payments Made upon Termination without Cause” above.  If, however, the NEO’s employment is terminated after six months of becoming disabled, he or she becomes eligible for payments under a company-paid long-term disability plan with a third-party carrier in which case, the severance package is limited to the continuation of health benefits.   In addition, if a NEO’s employment is terminated due to disability, he or she receives an automatic acceleration of fifty percent of any unvested options or RSUs in accordance with the terms of the individual equity agreements.

Payments Made Upon Death – Upon the death of a NEO, the executive’s beneficiaries shall receive the proceeds from company-paid life insurance policies purchased for the benefit of the executive.   In addition, the NEO’s beneficiaries shall receive an acceleration of fifty percent of any unvested options or RSUs in accordance with the terms of the individual equity agreements.

The following tables reflect the estimated amount of compensation due to each of our NEOs in the event of termination of their employment.  Actual amounts to be paid out could only be determined at the time of an executive’s actual separation.   For purposes of this disclosure, we assume the triggering event for termination occurred on December 31, 2011, but that the current Agreements were in effect as of such date.   The intrinsic value of equity awards upon termination is calculated based on the December 31, 2011 closing price of our common stock of $0.86.

Jeffrey Parker, Chairman and Chief Executive Officer

Benefit and Payments Upon Separation	Change in Control (Not Board Approved)		Change in Control (Board Approved)		Without Cause or for “Good Reason”		Disability		Death

Salary	$975,000	1	$975,000	1	$325,000		$325,000	2	$0
Short-term Incentive Compensation	0	3	0	3	0	4	0	2,4	0
Long-term Equity Compensation:
Stock Options	0		0		0		0		0
Benefits & Perquisites
Health Benefits	28,689		28,689		28,689		28,689		28,689
Life Insurance Proceeds	0		-		-		-		2,000,000	5
Accrued Vacation Pay	12,500		12,500		12,500		12,500		12,500
Total	$1,016,189		$1,016,189		$366,189		$366,189		$2,041,189

1	Under the Agreement, Mr. Parker is entitled to three times his regular annual base salary.

2
Assumes termination occurs within first six months of executive becoming disabled.  Following a six month period, executive is not entitled to salary continuation or short-term incentive compensation payments.

3
Under the Agreement, executive is entitled the greater of (i) an amount equal to his bonus or annual incentive compensation earned in the year prior to the change in control, (ii) the average of bonus and annual incentive compensation for the three full fiscal years prior to the change in control, or (iii) a prorated amount of the current year’s bonus or annual incentive compensation.

4
Short-term incentive compensation is based on the established incentive target for the year of termination.  As no targets were established for 2011, executive is not entitled to short-term incentive payment under this scenario.

5	Represents proceeds payable by a third-party insurance carrier on a company-paid life insurance policy for the benefit of the executive.

Cynthia Poehlman, Chief Financial Officer and Corporate Secretary

Benefit and Payments Upon Separation	Change in Control (Not Board Approved)		Change in Control (Board Approved)		Without Cause or for “Good Reason”		Disability		Death

Salary	$450,000	1	$450,000	1	$225,000		$225,000	2	$0
Short-term Incentive Compensation	8,500	3	8,500	3	0	4	0	2,4	0
Long-term Equity Compensation:
Stock Options	0		0		0		0		0
Benefits & Perquisites
Health Benefits	28,689		28,689		28,689		28,689		28,689
Life Insurance Proceeds	0		0		0		0		1,000,000	5
Accrued Vacation Pay	0		0		0		0		0
Total	$487,189		$487,189		$253,689		$253,689		$1,028,689

1	Under the Agreement, Ms. Poehlman is entitled to two times her regular annual base salary.

2
Assumes termination occurs within first six months of executive becoming disabled.  Following a six month period, executive is not entitled to salary continuation or short-term incentive compensation payments.

3
Under the Agreement, executive is entitled the greater of (i) an amount equal to her bonus or annual incentive compensation earned in the year prior to the change in control, (ii) the average of bonus and annual incentive compensation for the three full fiscal years prior to the change in control, or (iii) a prorated amount of the current year’s bonus or annual incentive compensation.

4
Short-term incentive compensation is based on the established incentive target for the year of termination.  As no targets were established for 2011, executive is not entitled to short-term incentive payment under this scenario.

5	Represents proceeds payable by a third-party insurance carrier on a company-paid life insurance policy for the benefit of the executive.

David Sorrells, Chief Technology Officer

Benefit and Payments Upon Separation	Change in Control (Not Board Approved)		Change in Control (Board Approved)		Without Cause or for “Good Reason”		Disability		Death

Salary	$826,875	1	$826,875	1	$275,625		$275,625	2	$0
Short-term Incentive Compensation	10,000	3	10,000	3	0	4	0	2,4	0
Long-term Equity Compensation:
Stock Options	0		0		0		0		0
Benefits & Perquisites
Health Benefits	28,689		28,689		28,689		28,689		28,689
Life Insurance Proceeds	0		0		0		0		1,000,000	5
Accrued Vacation Pay	10,601		10,601		10,601		10,601		10,601
Total	$876,165		$876,165		$314,915		$314,915		$1,039,290

1	Under the Agreement, Mr. Sorrells is entitled to three times his regular annual base salary.

2
Assumes termination occurs within first six months of executive becoming disabled.  Following a six month period, executive is not entitled to salary continuation or short-term incentive compensation payments.

3
Under the Agreement, executive is entitled the greater of (i) an amount equal to his bonus or annual incentive compensation earned in the year prior to the change in control, (ii) the average of bonus and annual incentive compensation for the three full fiscal years prior to the change in control, or (iii) a prorated amount of the current year’s bonus or annual incentive compensation.

4
Short-term incentive compensation is based on the established incentive target for the year of termination.  As no targets were established for 2011, executive is not entitled to short-term incentive payment under this scenario.

5	Represents proceeds payable by a third-party insurance carrier on a company-paid life insurance policy for the benefit of the executive.

John Stuckey, Executive Vice President of Corporate Strategy and Business Development

Benefit and Payments Upon Separation	Change in Control (Not Board Approved)		Change in Control (Board Approved)		Without Cause or for “Good Reason”		Disability		Death

Salary	$375,000	1	$375,000	1	$250,000		$250,000	2	$0
Short-term Incentive Compensation	7,500	3	7,500	3	0	4	0	2.4	0
Long-term Equity Compensation:
Stock Options	0		0		0		0		0
Benefits & Perquisites
Health Benefits	0		0		0		0		0
Life Insurance Proceeds	0		0		0		0		1,250,000	5
Accrued Vacation Pay	9,615		9,615		9,615		9,615		9,615
Total	$392,115		$392,115		$259,615		$259,615		$1,259,615

1	Under the Agreement, Mr. Stuckey is entitled to one and one half times his regular annual base salary.

2
Assumes termination occurs within first six months of executive becoming disabled.  Following a six month period, executive is not entitled to salary continuation or short-term incentive compensation payments.

3
Under the Agreement, executive is entitled the greater of (i) an amount equal to his bonus or annual incentive compensation earned in the year prior to the change in control, (ii) the average of bonus and annual incentive compensation for the three full fiscal years prior to the change in control, or (iii) a prorated amount of the current year’s bonus or annual incentive compensation.

4
Short-term incentive compensation is based on the established incentive target for the year of termination.  As no targets were established for 2011, executive is not entitled to short-term incentive payment under this scenario.

5	Represents proceeds payable by a third-party insurance carrier on a company-paid life insurance policy for the benefit of the executive.

Compensation of Outside Directors

Director Compensation Arrangements

The Committee is responsible for establishing outside directors’ compensation.  Our non-employee directors’ compensation plan currently provides for an annual cash director fee of $25,000 for board service and additional annual cash fees for committee participation.  Committee fees are structured in such a way as to provide distinction between compensation for committee members and chairpersons and between the responsibilities of the various committees.  The committee fees are as follows:

Audit Committee		Compensation Committee		Nominating Committee
Chair	Member	Chair	Member	Chair	Member
$15,000	$7,500	$10,000	$5,000	$5,000	$2,500

The annual board and committee fees earned are paid in quarterly installments at the end of each fiscal quarter.  In 2011, in order to help us preserve our cash resources, the non-employee directors elected to accept one-half of their annual cash directors’ fees in equity in the form of nonqualified stock options.  Accordingly, on May 16, 2011, we granted each non-employee director options to purchase 23,093 shares of our common stock at an exercise price $0.75 per share.  The options for each of our five non-employee directors vested in three equal increments on June 30, 2011, September 30, 2011, and December 31, 2011, and had a grant-date fair value of $12,500, the equivalent value of the waived cash fees.

The standard directors’ compensation program provides for the grant of 40,000 share options upon initial election to the Board for new non-employee board members.  We did not elect any new board members in 2011.  The directors’ compensation plan also provides for annual equity awards for our non-employee directors.  The annual equity award currently consists of a grant of 5,000 stock options and 2,500 RSUs which vest one year following the grant date and, in the case of the stock options, expire seven years following the grant date.   The director equity awards are granted on the 15th day of the first month following the directors’ election at the annual shareholders meeting.   In the event a director resigns or is removed from the board for cause prior to the vesting date, any unvested equity awards will be forfeited.  Upon grant, the directors may elect to defer distribution of their vested RSUs until retirement from the board; otherwise, the RSUs will be distributed upon vesting.

On October 17, 2011, each of our non-employee directors was granted options to purchase 5,000 shares of our common stock at an exercise price of $0.89 per share and 2,500 RSUs.  Both the options and RSUs will vest on October 15, 2012.  The options and RSUs had a grant date fair value of $3,261 and $2,225, respectively.  In addition, in 2011, the Committee, with the assistance of our internal human resource management personnel, reviewed the director compensation programs of the same Peer Group utilized for analysis of executive compensation.  This data revealed that the value of our director’s annual equity compensation fell significantly below the overall Peer Group average.  Based on these findings, the Committee recommended, and the Board approved, an additional equity award in the form of 25,000 nonqualified stock options to non-employee directors in 2011.  Each option was granted on November 15, 2011 at a market price of $1.03 per share, will vest on October 15, 2012, and had a grant-date fair value of $18,844.

All board members are reimbursed for reasonable expenses incurred in attending meetings.  In addition, we encourage board participation in relevant educational programs and we reimburse our board members for all or a portion of costs, including travel, for these purposes.

Director Compensation Table

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2011.   Directors who are named executive officers do not receive separate compensation for their service as a director.

Name	Fees Paid in Cash ($)	Stock Awards1 ($)	Option Awards2 ($)	Total ($)
(a)	(b)	(c)	(d)	(e)
Papken der Torossian	$29,999	$2,225	$34,605	$66,829
William Hightower	24,999	2,225	34,605	61,829
John Metcalf	32,499	2,225	34,605	69,329
Robert Sterne	14,999	2,225	34,605	51,829
Nam Suh	19,999	2,225	34,605	56,829

1
The amount reported in column (c) above represents the full grant date fair value related to an October 17, 2011 award of 2,500 RSUs to each director, as recognized under ASC 718, excluding forfeiture estimates.  The grant date fair value for each award is described above under “Director Compensation Arrangements.”  Refer to Note 8 of the financial statements included in Item 8 of our Annual Report for the assumptions made in the valuation of stock awards.

2
The amount reported in column (d) above represents the full grant date fair value of director share options awarded in 2011, as recognized under ASC 718, excluding forfeiture estimates.  The grant date fair value for each award is described above under “Director Compensation Arrangements.”  Refer to Note 8 of the financial statements included in Item 8 of our Annual Report for the assumptions made in the valuation of stock awards.

As of December 31, 2011, the number of options and RSUs outstanding for each of our directors was as follows:

Name	Number of securities underlying outstanding options		Number of securities underlying RSU grants
	(#) Exercisable	(#) Unexercisable 1	(#) Unvested 1
Papken Der Torossian	218,093	30,000	2,500
William Hightower	223,993	30,000	2,500
John Metcalf	146,493	30,000	2,500
Robert Sterne	133,093	30,000	2,500
Nam Suh	146,163	30,000	2,500

1	The unexercisable options and RSUs for each director will vest in October 2012.

Compensation Policies and Practices and Risk Management

We do not believe that our compensation practices and policies encourage unnecessary risk-taking.  Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. We have paid minimal bonuses in the last three fiscal years. A significant portion of each of our executive’s compensation is in the form of long-term equity awards that help align executives’ interests with those of our shareholders.

We do not believe the compensation programs for employees generally create risks that are reasonably likely to have a material adverse effect on us. We believe that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure our performance is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.   Bonuses for employees are generally discretionary based on individual performance and any other factors we may determine to be appropriate in the circumstances.  As with the compensation of our executive officers, a substantial portion of the compensation for employees generally is delivered in the form of equity awards that help further align the interests of employees with those of shareholders.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Holders

The following table sets forth certain information as of August 6, 2012 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of our common stock, (ii) each of our directors and director nominees, (iii) each of our NEOs, and (iv) all of our directors, director nominees and NEOs as a group (based upon information furnished by those persons).

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class1

Jeffrey Parker 15	3,091,574	2	3.92%
Cynthia Poehlman 15	345,442	3	0.44%
David Sorrells 15	383,079	4	0.49%
John Stuckey 15	297,938	5	0.38%
William Hightower 15	153,993	6	0.20%
John Metcalf 15	141,993	7	0.18%
Robert Sterne 15	141,594	8	0.18%
Nam Suh 15	151,163	9	0.19%
Papken der Torossian 15	386,674	10	0.49%
Gem Investment Advisors, LLC	6,304,993	11	8.05%
Del Mar	8,834,159	12	11.28%
Austin W. Marxe and David M. Greenhouse	7,650,421	13	9.62%
All directors, director nominees and executive officers as a group (9 persons)	5,093,450	14	6.33%

1
Percentage are based on 78,305,174 shares of common stock issued and outstanding as of August 6, 2012 plus, for each person or group, any shares of common stock that the person or the group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

2
Includes 583,481 shares of common stock issuable upon the exercise of options held by Mr. Parker that are currently exercisable or will become exercisable within 60 days, 190,485 shares held by Mr. Parker directly, 2,072,584 shares held by Jeffrey Parker and Deborah Parker as joint tenants in common, 37,000 shares held by J-Parker Family Limited Partnership, 78,910 shares owned through Mr. Parker’s 401(k) plan, and 129,114 shares owned of record by Mr. Parker’s three children over which he disclaims ownership.  Mr. Jeffrey L. Parker controls the J-Parker Family Limited Partnership, as a result of which Mr. Jeffrey Parker is deemed to be the beneficial owner of the shares held by such entity.  Mr. Parker ultimately has sole voting and dispositive power over the shares held by J-Parker Family Limited Partnership, although it is nominally shared with J-Parker Family Limited Partnership as the record owner of the shares.  Mr. Parker also has shared voting and dispositive power over the 2,072,584 shares held with Deborah Parker as joint tenants in common and over the 129,114 shares held by his minor children.  Mr. Parker has sole voting and dispositive power over the remaining 269,395 shares and the 583,481 shares issuable upon the exercise options held by Mr. Parker that are currently exercisable or will become exercisable within 60 days. Excludes 300,000 unvested RSUs and 1,350,010 shares of common stock issuable upon options that may become exercisable in the future.

3
Includes 305,265 shares of common stock issuable upon currently exercisable options and excludes 75,000 unvested RSUs and 312,503 shares of common stock issuable upon options that may become exercisable in the future.  Ms. Poehlman has sole voting and dispositive power such shares.

4
Includes 321,881 shares of common stock issuable upon currently exercisable options and excludes 200,000 unvested RSUs and 675,005 shares of common stock issuable upon options that may become exercisable in the future. Mr. Sorrells has sole voting and dispositive power such shares.

5
Includes 263,899 shares of common stock issuable upon currently exercisable options and excludes 75,000 unvested RSUs and 312,503 shares of common stock issuable upon options that may become exercisable in the future. Mr. Stuckey has sole voting and dispositive power such shares.

6
Includes 111,493 shares of common stock issuable upon currently exercisable options and excludes 2,500 unvested RSUs and 215,000 shares of common stock issuable upon options that may become exercisable in the future. Mr. Hightower has sole voting and dispositive power such shares.

7
Includes 134,493 shares of common stock issuable upon currently exercisable options and excludes 2,500 unvested RSUs and 215,000 shares of common stock issuable upon options that may become exercisable in the future. Mr. Metcalf has sole voting and dispositive power such shares.

8
Includes 120,593 shares of common stock issuable upon currently exercisable options and excludes 2,500 unvested RSUs and 215,000 shares of common stock issuable upon options that may become exercisable in the future.  Mr. Sterne has sole voting and dispositive power such shares.

9
Includes 146,163 shares of common stock issuable upon currently exercisable options and excludes 2,500 unvested RSUs and 215,000 shares of common stock issuable upon options that may become exercisable in the future. Mr. Suh has sole voting and dispositive power such shares.

10
Includes 218,093 shares of common stock issuable upon currently exercisable options and excludes 2,500 unvested RSUs and 215,000 shares of common stock issuable upon options that may become exercisable in the future.  Mr. der Torossian has sole voting and dispositive power such shares.

11
As reported on a Form 13G amendment filed February 14, 2012.  Includes 6,130,994 shares and 40,000 currently exercisable warrants held by Gem Partners LP (“GEM”) over which GEM, GEM Investment Advisors, LLC (“Advisors”) and Mr. Daniel Lewis (“Lewis”) have shared voting and dispositive power, 67,999 shares held by Flat Rock Partners LP (“FlatRock”) over which FlatRock, Advisors and Lewis have shared voting and dispositive power, and 66,000 shares held by Lewis over which Lewis has sole voting and dispositive power.  Advisors is the general partner of GEM and Flatrock, as a result of which Advisors is deemed to be beneficial owner of such shares.  Lewis, as the controlling person of Advisors is deemed to beneficially own the shares beneficially owned by them.  The business address for each of Advisors, GEM, FlatRock and Lewis is 100 State Street, Suite 2B, Teaneck, New Jersey 07666.

12
As reported on a Form 13G filed September 15, 2011 and Forms 4 filed July 13, 2012, July 20, 2012 and July 27, 2012.  Includes 8,734,159 shares over which Mr. David Freelove (“Freelove”), Del Asset Management LP (“DMAM”) and Del Mar Management LLC (“DMM”) have shared voting and dispositive power and 100,000 shares over which Freelove has sole voting and dispositive power.  DMAM serves as investment manager for Del Mar Master Fund (“DMF”) and is therefore deemed beneficial owner of the 7,465,259 shares over which DMF has shared voting and dispositive power.  DMM, as general partner of DMAM, is considered beneficial owner of shares beneficially owned by DMAM.   Freelove, as the managing member of DMM, is deemed to be the beneficial owner of shares beneficially owned by DMM.  The business address for each of Master Fund, DMAM, Freelove and DMM is 711 Fifth Avenue, New York, New York 10022.

13
As reported on a Form 13G filed February 13, 2012,  Form 3 filed April 23, 2012 and Form 4 filed June 7, 2012.   Mr. Austin W. Marxe (“Marxe”) and Mr. David M. Greenhouse (“Greenhouse”) share voting and dispositive power over 618,494 shares and 245,821 warrants owned by Special Situations Private Equity Fund, L.P., 545,835 shares and 157,325 warrants owned by Special Situations Technology Fund, L.P., 2,853,683 shares and 825,958 warrants owned by Special Situations Technology Fund II , L.P. , 598,933 shares owned by Special Situations Cayman Fund, L.P. and 1,804,372 shares owned by Special Situations Fund III QP, L.P.  The business address for Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, New York, 10022.

14
Includes 2,205,361 shares of common stock issuable upon the exercise of options held by the directors and officers of the company that are currently exercisable or will become exercisable within 60 days and excludes 662,500 unvested RSUs and 3,725,021 shares of common stock issuable upon the exercise options held by the directors and officers of the company that will not vest or become exercisable within 60 days (see notes 2, 3, 4, 5, 6, 7, 8, 9, and 10 above).

15	The address of each person is 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NASDAQ.  Officers, directors and ten percent shareholders are charged by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us with respect to the fiscal year ended December 31, 2011 and written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during such fiscal year and prior fiscal years, our executive officers, directors and ten percent shareholders filed all reports required by Section 16(a) of the Exchange Act on a timely basis, except that Mr. Jeffrey Parker had a Form 4 filed on April 26, 2011 reporting the acquisition of 65,110 shares of our common stock through his ParkerVision 401(K) plan on April 21, 2011.  This Form 4 was filed one day late due to a delay in the receipt of trade information from the 401(K) plan broker.

Equity Compensation Plan Information

The following table gives information as of December 31, 2011 about shares of our common stock authorized for issuance under all of our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders1	5,503,244	$4.97	3,468,182
Equity compensation plans not approved by security holders 2	250,000	$1.34	-
Total	5,753,244		3,468,182

1
Includes the 1993 Stock Plan, the 2000 Performance Equity Plan, the 2008 Equity Incentive Plan and the 2011 Long-Term Incentive Equity Plan.  The type of awards that may be issued under each of these plans is discussed more fully in Note 8 to our financial statements included in Item 8 of our Annual Report.

2
Includes an exercisable option to purchase 50,000 shares at an exercise price of $3.27 per share; an exercisable option to purchase 100,000 shares at an exercise price of $0.82 per share; and an exercisable option to purchase 100,000 shares at an exercise price of $0.89 per share.  These options were granted to a vendor in 2009, 2010 and 2011, respectively, vest in equal monthly increments over twelve months from the date of grant and expire five years from the grant date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We paid approximately $784,000 and $794,000 in 2011 and 2010, respectively, for patent-related legal services to a law firm of which Robert Sterne, one of our directors since September 2006, is a partner.

On September 14, 2011, we sold 500,000 shares of our common stock to Wellington Management Company, LLP (“Wellington”), at a price of $0.88 per share in an offering made under our “shelf” registration statement on Form S-3 filed in September 2009 (our “September 2009 Shelf”).  On March 30, 2011 we sold 1,200,000 shares of our common stock to Wellington at a price of $0.71 per share in an offering made under our September 2009 Shelf.  On November 19, 2010, we sold 2,829,520 shares of our common stock to Wellington at a price of $0.42 per share in an offering made under our “shelf” registration statement on Form S-3 filed in January 2009.  Wellington was a beneficial owner of more than 5% of our outstanding stock at the time of each such transaction.

Review, Approval or Ratification of Transactions with Related Persons

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions.  In certain instances, the full board may review and approve a transaction.  The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  We require each of our directors and executive officers to complete a questionnaire that elicits information about related party transactions.  These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, officer or employee.

PROPOSAL 2:  APPROVAL OF AN AMENDMENT TO THE ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On August 1, 2012, the Board unanimously adopted a resolution proposing to amend the Articles to increase the number of authorized shares of common stock, $0.01 par value, from 100,000,000 shares to 150,000,000 shares, and recommending the proposed amendment (the “Amendment”) to our shareholders for approval. The form of Amendment is attached as Annex A to this proxy statement.

As of August 6, 2012, the record date for the Annual Meeting, 78,305,174 shares of our common stock were issued and outstanding. In addition, as of such date, 8,198,901 shares of common stock were subject to outstanding options, 2,621,523 shares of common stock were subject to outstanding warrants, 1,472,968 shares of common stock were subject to outstanding RSUs and 149,131 shares of common stock were reserved for issuance under our equity compensation plans. The Articles also authorize us to issue 15,000,000 shares of preferred stock, $1.00 par value, none of which were issued and outstanding as of the record date.

The Board believes approval of the Amendment is in the best interests of the company and its shareholders. The authorization of additional shares of common stock will enable us to meet our obligations under our equity compensation plans and outstanding options and warrants, while retaining flexibility to respond to future business needs and opportunities. For example, the additional shares may be used for financing our business, for acquiring other businesses, for forming strategic partnerships and alliances, for granting equity compensation to our employees or for stock dividends and stock splits.

If the Amendment is approved, the Board will be authorized to issue the additional shares of common stock for which authorization is sought, in its discretion, without further approval of the shareholders, and the Board does not intend to seek shareholder approval prior to any issuance of the shares of common stock, unless shareholder approval is required by applicable law or securities exchange rules. Although we from review time to time various transactions that could result in the issuance of common stock, we have no current plan, agreement, commitment, understanding or arrangement to issue additional shares of our common stock, except for issuances upon the exercise of our outstanding options and warrants.

The additional shares of common stock for which authorization is sought would be identical to the shares of common stock we are presently authorized to issue. Holders of our common stock do not have preemptive rights to subscribe to additional securities which may be issued by us. The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of our common stock voted in an election of directors can elect all of our directors. The holders of our common stock are entitled to receive dividends when, as, and if declared by the Board out of funds legally available therefor. We have never paid dividends on our shares of common stock. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. There are no redemption or sinking fund provisions applicable to the common stock.

The issuance of additional shares of common stock for which authorization is sought may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our capital stock. It may also adversely affect the market price of the common stock. However, if the issuance of additional shares of common stock allows us to pursue our business plan and grow our business, the market price of our common stock may increase.

While not intended as an anti-takeover provision, the additional shares of common stock for which authorization is sought could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the company. For example, without further shareholder approval, the Board could strategically sell shares of common stock to purchasers who would oppose a takeover or favor the current Board. Although the Amendment has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the company), approval of the proposal could facilitate future efforts by us to deter or prevent changes in control of the company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Amendment. Abstentions from voting are counted as “votes cast” with respect to the proposals and, therefore have the same effect as a vote against the proposals.  Shares deemed present at the Annual Meeting but not entitled to vote because of either shareholder withholding or broker non-vote are not deemed “votes cast” with respect to the proposals, and therefore will have no effect on the vote.  Neither Florida law, the Articles, nor our bylaws provides for appraisal or other similar rights for dissenting shareholders in connection with the Amendment. Accordingly, shareholders will have no right to dissent and obtain payment for their shares.

If the proposal to amend the Articles is approved, the Amendment will be filed with Department of State of the State of Florida promptly after the Annual Meeting and will be effective on the date of filing.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN AMENDMENT TO THE ARTICLES TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

PROPOSAL 3:  RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers LLP as our independent registered certified public accounting firm to audit our financial statements for the year ending December 31, 2012. The Board recommends ratification of the audit committee’s selection of PricewaterhouseCoopers LLP.

The selection of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm is not required to be submitted to a vote of our shareholders for ratification; however, we are submitting the selection to our shareholders for ratification as a matter of good corporate practice and in order to provide a method by which shareholders may communicate their opinion to the audit committee. The Sarbanes-Oxley Act of 2002 requires that the audit committee be directly responsible for the appointment, compensation and oversight of our independent registered certified public accounting firm. If our shareholders fail to vote on an advisory basis in favor of the selection, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the audit committee may, in its discretion, direct the appointment of a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our shareholders.

PricewaterhouseCoopers LLP was also our independent registered certified public accounting firm for the fiscal year ending December 31, 2011.  A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM.

Audit and Accounting Related Fees

The firm of PricewaterhouseCoopers LLP acts as our principal accountants. The following is a summary of fees paid to the principal accountants for services rendered.

Audit Fees.  For the years ended December 31, 2010 and December 31, 2011, the aggregate fees billed for professional services rendered for the audit of our annual financial statements, the review of our financial statements included in our quarterly reports, and services provided in connection with regulatory filings were approximately $400,000 and $368,000,  respectively.

Audit Related Fees.  For the years ended December 31, 2010 and December 31, 2011, there were no fees billed for professional services by our principal accountants for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not reported in the preceding paragraph.

Tax Fees.  For the years ended December 31, 2010 and December 31, 2011, there were no fees billed for professional services rendered by our principal accountants for tax compliance, tax advice or tax planning.

All Other Fees.  For the years ended December 31, 2010 and December 31, 2011, there were no fees billed for other professional services by our principal accountants.

All the services discussed above were approved in advance by our audit committee. The audit committee pre-approves all of the services to be provided by our principal accountants, including the scope of the annual audit and non-audit services to be performed by the principal accountants and the principal accountants’ audit and non-audit fees.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Proposals of shareholders intended to be presented at the 2013 annual meeting must be received at our offices by April 18, 2013 for inclusion in the proxy materials relating to that meeting.

Our by-laws contain provisions intended to promote the efficient functioning of our shareholder meetings.  Some of the provisions describe our right to determine the time, place and conduct of shareholder meetings and to require advance notice by mail or delivery to us of shareholder proposals or director nominations for shareholder meetings.

Under our by-laws, in order to properly bring business before a shareholder meeting or nominate a person for election as a director, a shareholder must provide us with written notice, at least 120 days prior to the first anniversary of the mailing of this proxy statement, of any such business the shareholder proposes for consideration, even if the shareholder does not intend to include such proposal in our proxy materials, or any such person the shareholder intends to nominate for election as a director.  This notice must be received for the annual meeting in the year 2013 no later than April 18, 2013.  A notice of a shareholder proposal must include (i) the exact language of the proposal, if an amendment to the charter or bylaws; (ii) a brief description of the matter and the reasons for the proposal; (iii) the name and address of the shareholder making the proposal; (iv) a representation disclosing (a) the number of shares of common stock owned by the shareholder and the length of time the shareholder has owned such shares, (b) that the shareholder will continue to own the shares through the shareholder meeting and, (c) that the shareholder intends to appear in person or proxy at such meeting; and (v) a description of the material interest of the shareholder, if any, in the matter being proposed.  A notice of a shareholder nomination must include (i) the name and address of the nominee and the shareholder making the nomination; (ii) a representation that the shareholder owns shares of common stock entitled to vote at the shareholder meeting; (iii) a description of all arrangements between the shareholder and each nominee and any other persons pursuant to which the nomination is made; (iv) the information about the nominees required by the Exchange Act of 1934 and (v) a consent to serve as a director of the person nominated.

Shareholder proposals or nominations should be addressed to Corporate Secretary, ParkerVision, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

We do not now intend to bring before the Annual Meeting any matters other than those specified in the Notice of the Annual Meeting, and we do not know of any business which persons other than the board intend to present at the Annual Meeting.  Should any business requiring a vote of the shareholders, which is not specified in the notice, properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

Annex A

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
PARKERVISION, INC.
__________________________________

Pursuant to Section 607.1006 of the
Florida 1989 Business Corporation Law
__________________________________

FIRST:  The name of the Corporation is ParkerVision, Inc.

SECOND:  This amendment to the Articles of Incorporation of the Corporation, as amended, was approved and adopted, as prescribed by Section 607.1003 of the Florida 1989 Business Corporation Act, by the Board of Directors at a meeting held August 1, 2012 and by the holders of the common stock of the Corporation at a meeting held on October 2, 2012. The number of votes cast for the amendment by the shareholders was sufficient for approval. Only the holders of common stock were entitled to vote on the amendment.

THIRD:  This amendment is to be effective immediately upon filing.

FOURTH:  Article IV of the Articles of Incorporation of the Corporation, as amended, is further amended by deleting the first paragraph of Article IV, Section 4.1, and in its place substituting the following:

Section 4.1   Authorized Capital.  The number of shares of stock which this corporation is authorized to issue shall be 165,000,000 shares, of which 150,000,000 shares shall be voting Common Stock having a par value of $0.01 and 15,000,000 shares shall be Preferred Stock having a par value of $1.00 per share.

IN WITNESS WHEREOF, we have executed this amendment to the Articles of Incorporation, as amended, this ____ day of __________, 2012.

PARKERVISION, INC.

By:
Jeffrey L. Parker
Chairman of the Board

By:
Cynthia Poehlman
Secretary

ParkerVision

PARKERVISION, INC.
7915 BAYMEADOWS WAY, SUITE 400
JACKSONVILLE, FL 32256
ATTN: INVESTOR RELATIONS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	For All	Withhold All	For All Except
Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Jeffrey Parker 02 William Hightower 03 John Metcalf 04 David Sorrells 05 Robert Sterne
06 Nam Suh 07 Papken der Torossian

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors does not have a recommendation for voting on the following proposal:

	For	Against	Abstain
4. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000148617_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10-K is/are available at www.proxyvote.com .

PARKERVISION, INC. - PROXY
Solicited by the Board of Directors for the Annual Meeting
To Be Held on October 2, 2012

The undersigned Shareholder(s) of **ParkerVision, Inc.** , a Florida corporation ("Company"), hereby appoint(s) Jeffrey Parker and David Sorrells, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on October 2, 2012 and at all adjournments thereof.

This proxy will be voted in accordance with the instructions given on the reverse side. If no instructions are given, this proxy will be voted FOR all of the nominees listed in proposal 1 and FOR all of the other proposals. The proxies named above are authorized to vote in their discretion upon other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. This proxy is solicited on behalf of the board of directors.

Continued and to be signed on reverse side

0000148617_2 R1.0.0.11699